                                                                      Exhibit 24
                                POWER OF ATTORNEY

        With respect  to holdings  of and  transactions in  securities issued by
Supernova Partners  Acquisition Company  III, Ltd.  (the "Company"), the
undersigned hereby  constitutes and  appoints the  individuals named  on
Schedule A attached hereto and as  may be amended from time to  time, or any  of them  signing  singly,  with  full  power  of  substitution and resubstitution, to act as the undersigned's true and lawful  attorney-in-fact to:

        1.  execute for and on behalf of the undersigned, Schedules 13D and  13G in accordance with Section 13 of the Securities Exchange Act of
            1934, as amended (the "Exchange Act"), and the rules thereunder, and
            Forms 3,  4, and 5 in accordance  with Section 16 of  the Exchange
            Act and  the rules thereunder;

        2.  do and perform any and all acts for and on behalf of the undersigned which may  be necessary  or desirable  to complete  and execute any such Schedule  13D or  13G or  Form 3,  4, or  5, complete  and execute  any amendment or amendments thereto, and  timely file such schedule or  form with the SEC and any stock exchange or similar authority; and

        3.  take any other action of any type whatsoever in connection with  the foregoing which,  in the  opinion of  such attorney-in-fact,  may be of benefit to,  in the  best  interest of,  or  legally required by,  the undersigned, it being understood  that the  documents executed  by such attorney-in-fact on behalf of the undersigned pursuant to this Power  of Attorney  shall  be  in such form  and shall  contain  such terms  and conditions  as such  attorney-in-
            fact may  approve in  such attorney-in-fact's discretion.

        The undersigned hereby grants  to each such attorney-in-fact  full power and authority to do and perform  any and every act and thing  whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted,  as fully to all intents  and purposes as the undersigned  might or could  do if personally  present, with full power of substitution and resubstitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorneys-in-fact substitute or substitutes, shall  lawfully do  or cause  to be  done by virtue  of this  Power of  Attorney and  the rights  and powers  herein granted.

        The undersigned  acknowledges that  the foregoing  attorneys-in-fact, in serving in  such capacity  at the  request of  the undersigned,  are not assuming,  nor  is  the  Company  assuming,  any  of  the  undersigned's responsibilities  to  comply  with  Section 13  and  Section  16  of the
Exchange Act.

        This Power  of Attorney  shall remain  in full  force and effect until the undersigned is no longer required to file Schedule 13D and 13G and Forms 3,
4, and 5 with respect to the undersigned's holdings of  and transactions in securities issued by the Company, unless earlier revoked by  the  undersigned in a  signed writing  delivered  to the  foregoing attorneys-in-fact.

        IN WITNESS  WHEREOF, the  undersigned has  caused this  Power of
Attorney to be executed as of this 25th day of February, 2021.

                                        /s/ Kenneth A. Fox
                                        ----------------------------------------
                                              Kenneth A. Fox

                                  Schedule A

        Individuals Appointed as Attorney-in-Fact with Full Power of
Substitution and Resubstitution

1. Michael S. Clifton